UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

Wincash Apolo Gold & Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Flat 701, 7/F., Wing On Plaza, Mody Road, Tsim Sha Tsui East, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 9601 5688

Registrant’s telephone number, including area code

______________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant

The Board of Directors of Wincash Apolo Gold & Energy, Inc. (the "Company"), acting as the Company’s Audit Committee, announces that it has appointed KR Margetson, Ltd., CPA’s (“KRM”) as the Company’s independent auditors for the 2018 fiscal year ending June 30, 2018, replacing Weld Asia Associates (“WAA”). KRM’s address is 210-905 West Pender Street, Vancouver, BC, V6C IL6.

This action effectively terminates the Company's engagement of WAA for the fiscal year ending June 30, 2018.Through the date of this Form 8-K, there have been no disagreements with WAA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to WAA’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.For the years ended June 30, 2016 and 2017 and through the date of this Form 8-K, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided WAA with a copy of this form 8-K and the Company has requested that WAA furnish a letter addressed to the Commission stating whether they agree with the statements above.

For the years ended December 31, 2015 and 2016 and through the date of this form 8-K.Neither the Company nor anyone acting on the Company's behalf consulted KRM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.KRM has been asked to review this disclosure and KRM has been provided an opportunity to furnish a letter to the SEC containing any new information, clarification, or disagreement with the statements made herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

Date: November 3, 2017	By:	/s/ Jeffrey Firestone
Jeffrey Firestone – Director & President

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